Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2021 Equity Incentive Plan of Luckin Coffee Inc. of our report dated February 22, 2019, with respect to the consolidated financial statements of Luckin Coffee Inc., included in its Annual Report (Form 20-F) of Luckin Coffee Inc. for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China
October 29, 2021